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                                                                   Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS



   We consent to the use of our report dated March 1, 2002 (except as to note 9 which is as at April 2, 2002) with respect to the consolidated financial statements of IMI International Medical Innovations Inc. included in Item 18 -- Financial Statements of the Registration Statement on Form 20-F filed on March 7, 2003 for the year ended December 31, 2001.


Toronto, Canada                                           /s/ Ernst & Young LLP

March 7, 2003